UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2014

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement

On September 18, 2014, Ameriprise Financial, Inc. (the “Company”) issued $550,000,000 principal amount of 3.700% Senior Notes due 2024 (the “Notes”).  The Notes were issued in the form filed as Exhibit 4.1 hereto and were sold pursuant to the Underwriting Agreement (the “Underwriting Agreement”) which the Company entered into on September 15, 2014 with Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”).  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes sold pursuant to the Underwriting Agreement will be governed by the terms of an Indenture, dated as of May 5, 2006, entered into with U.S. Bank National Association, as trustee.  The Notes will be senior unsecured obligations of the Company and will rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes will accrue at a rate of 3.700% per annum and will be payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2015.  The Company may, at any time and from time to time, redeem the Notes, in whole or in part at its option, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Notes. The Notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of  (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate plus 20 basis points.  Delivery of the Notes in book-entry form only through the facilities of The Depository Trust Company was made on September 18, 2014.  A copy of the form of the Notes is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

The purpose of this Current Report is to disclose the entry into and to file the Underwriting Agreement and to file with the Commission the following documents relating to the Notes: (i) the form of the Notes, (ii) the opinion of John C. Junek, Esq. and (iii) the computation of ratio of earnings.  The following exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-181005) filed by the Company with the Commission.

(d)           Exhibits

1.1

Underwriting Agreement, dated September 15, 2014, among the Company and Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters.

4.1	Form of 3.700% Senior Note due 2024.

5.1	Opinion of John C. Junek, Esq.

12.1	Computation of Ratio of Earnings.

23.1	Consent of John C. Junek, Esq. (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: September 18, 2014	By:	/s/ David K. Stewart
	Name:	David K. Stewart
	Title:	Senior Vice President and Controller

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1

Underwriting Agreement, dated September 15, 2014, among the Company and Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters.

Electronic Transmission

4.1	Form of 3.700% Senior Note due 2024.	Electronic Transmission

5.1	Opinion of John C. Junek, Esq.	Electronic Transmission

12.1	Computation of Ratio of Earnings.	Electronic Transmission

23.1	Consent of John C. Junek, Esq. (included as part of Exhibit 5.1).	Electronic Transmission